UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities and Exchange Act of 1934

Date of Report:  September 3, 2015

(Date of earliest event reported)

Invitae Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-36847	27-1701898
(State or other jurisdiction of	(Commission File Number)	(I.R.S. employer
incorporation or organization)		identification number)

458 Brannan Street, San Francisco, California 94107

(Address of principal executive offices, including zip code)

(415) 374-7782

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                                           Entry into a Material Definitive Agreement.

On September 3, 2015, Invitae Corporation (the “Company”) entered into a Lease Agreement dated as of September 2, 2015 (the “Lease”) with 1400 16th Street LLC, a Delaware limited liability (the “Landlord”) for approximately 103,213 square feet of rental space located in San Francisco, California (the “Premises”).

The initial term of the lease commences on September 2, 2015 with anticipated delivery of the Premises to occur on September 30, 2015 (the “Delivery Date”).  The Company’s obligation to pay rent will commence the earlier of (i) six (6) months after the Delivery Date or (ii) the date the Company occupies the Premises. Upon commencement, the Company will be obligated to pay an average of approximately $7.0 million in annual rent, after taking into account annualized rent increases of three percent (3%) over the period of the Lease.  Pursuant to the Lease, the Company will also have one (1) option to extend the Lease for a term of ten (10) years after the expiration of the Lease.

Within fifteen (15) days after the full execution of the Lease, the Company has agreed to deliver to the Landlord a $4.6 million security deposit in the form of a letter of credit.

The foregoing description of the Lease is qualified in its entirety by reference to the full text of the Lease, a copy of which is filed herewith as Exhibit 10.1 and is incorporated herein by reference.

Item 2.03                                           Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information required to be disclosed under this Item 2.03 is set forth in Item 1.01 above and is incorporated by reference into this Item 2.03.

Item 9.01                                           Financial Statements and Exhibits.

(d)                                 Exhibits

10.1                        Lease Agreement dated as of September 2, 2015 by and between 1400 16th Street LLC, a Delaware limited liability company, and Invitae Corporation.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 4, 2015

INVITAE CORPORATION

	By:	/s/ Lee Bendekgey
	Name:	Lee Bendekgey
	Title:	Chief Financial Officer, General Counsel and Secretary